UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2007
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26689 (Commission File Number)	77-0431154 (IRS Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)
(408) 207-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On June 4, 2007, Foundry Networks, Inc., a Delaware corporation (the “Company”) received a letter from The Nasdaq Stock Market advising that the Board of Directors of The NASDAQ Stock Market, Inc. (the “Nasdaq Board”) had stayed the previously disclosed decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”) to suspend the Company’s securities from trading on the Nasdaq Stock Market, pending further consideration by the Nasdaq Board in July 2007.
          The stay came about as a result of the Nasdaq Board’s call for the review of the previously disclosed decision of the Listing Council regarding the Company’s potential delisting. The Company had previously disclosed the decision of the Listing Council to suspend the Company’s securities from trading on the Nasdaq Stock Market at the opening of business on June 12, 2007, if the Company did not come into compliance with the continued listing requirements of the Nasdaq Global Market by the close of business on June 8, 2007.
          Additionally, as previously disclosed, in connection with its proposed restatement, the Company submitted materials to the Office of the Chief Accountant of the U.S. Securities and Exchange Commission (the “OCA”) for preclearance. The Company has concluded the preclearance process with the OCA and expects that it will shortly file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006, September 30, 2006 and March 31, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2007	FOUNDRY NETWORKS, INC.
	By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)